Exhibit 99.2

FOR IMMEDIATE RELEASE

American Realty Capital New York City REIT’s 9 Times Square will be 89% Leased with the Commencement of Five New Long-Term Leases1

New York, September 5, 2018 / PRNewswire/ – American Realty Capital New York City REIT, Inc. (“NYCR”), a public non-listed REIT which owns a $754 million portfolio of office and retail condominium buildings in New York City, announced today that it has entered into five new leases totaling approximately 33,427 square feet at 9 Times Square (200 West 41st Street) in Manhattan.

Five New Leases

A 10-year, 8,780 square foot, office lease with Veredus Corporation, a Hays company, for one full floor of the property. In connection with arranging this office lease, NYCR was represented by Newmark Knight Frank and Veredus was represented by Savills Studley.

A 10-year, 6,951 square foot, office lease with Adelman Katz Mond, LLP (“AKM”), for a partial floor of the property. In connection with arranging this lease, NYCR was represented by Newmark Knight Frank and AKM was represented by MHP Real Estate Services.

A 7-year 5,650 square foot, office lease with LW Hospitality Advisors LLC (“LWHA”) for a partial floor of the property. In connection with arranging this lease, NYCR was represented by Newmark Knight Frank and LWHA was represented by Savills Studley.

A 10-year 3,266 square foot, office lease with Greater New York Dental Meeting for a partial floor of the property.

A 9-year, 8,780 square foot, office lease with Knotel for an additional floor at the property bringing their total square footage at the property to 35,120. “We are excited to be able to expand our partnership with AR Global at 200 West 41st Street,” said Eugene Lee, Global Head of Real Estate and Business Development at Knotel. “This transaction is a key example of our growth in Midtown and the continued interest in flexible office space from the city’s premier owner/managers.” In connection with arranging this office lease, NYCR was represented by Newmark Knight Frank and Knotel was represented by Savills Studley.

David Falk of Newmark Knight Frank commented “We are thrilled with all of the leasing success at 200 West 41st. We all felt that if the building was renovated in a stylish, forward thinking way that the Midtown tenant that wanted a “Midtown South” aesthetic would be attracted to the building.”

Senior Vice President Zachary Pomerantz commented “We are excited to execute these new long-term leases at 9 Times Square with a number of high-quality, established companies. These actions demonstrate our continuing commitment to achieving our objective of fully repositioning 9 Times Square, while adding dynamic companies to the tenant roster.”

If these five new leases had commenced in Q2 2018, they would have increased occupancy at 9 Times Square as of June 30, 2018 from 74.4% to 89.1%.1 These five new leases have a weighted average lease duration of 9.3 years.2 9 Times Square (200 West 41st Street) is a 167,390-square-foot office building with more than 4,000 square feet of divisible retail space at its base. The building offers retailers 7,500 square feet of LED signage and 2,400 square feet of static signage.

About NYCR

American Realty Capital New York City REIT, Inc. seeks to provide its investors with a combination of current income and capital appreciation through strategic investments in high-quality commercial real estate located within the five boroughs of New York City, particularly Manhattan. NYCR elected and qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2014. Additional information about NYCR can be found on its website at www.newyorkcityreit.com.

About Hays

Hays is the leading global specialist recruitment firm and has set its sights on the US. Originally entering the market in 2009, in December 2014 we acquired a 17-year staffing firm specializing in information technology recruitment for both contract and permanent roles. Now together operating as Hays, powered by Veredus, we are quickly being recognized as one of the leaders in specialist staffing, with 12 offices nationally across the US to date and growing. For more information, please visit www.hays.com.

About Adelman Katz & Mond

Adelman Katz & Mond is a business and financial management company and accounting firm.  We work with professional partnerships, closely held companies in a wide range of businesses and a select group of high net worth individuals.  We keep our clients informed about issues that could impact their affairs, guide them through making smart business and financial decisions and help them execute their decisions in a way that’s right for them.  Some of our clients even depend on us to manage all their business affairs. For more information, please visit www.akmcpa.com.

About LW Hospitality Advisors

LW Hospitality Advisors® (LWHA®) provides a myriad of services focused exclusively on hospitality and gaming real estate worldwide. Representative property types include hotels, resorts, gaming properties, and conference centers. LWHA® works globally with corporate, institutional, and individual clients, as well as with municipalities and governmental agencies on all facets of hospitality real estate. For more information, please visit www.lwhospitalityadvisors.com.

About Greater New York Dental Meeting

The Greater New York Dental Meeting is one of the largest healthcare conventions in the United States. In its 94th year in New York City, this annual convention is held at the Jacob K. Javits Center beginning on the Friday after Thanksgiving. The convention utilizes over 40 hotels in Manhattan to house the significant amount of attendees who visit the City. In 2017 the event attracted over 52,000 attendees from all 50 states and 151 countries. For more information, please visit www.gnydm.com.

About Knotel

With more than 1.5 million square feet across 70 locations in New York, San Francisco, London and Berlin, Knotel is transforming the way we work with its Agile HQ™ Platform. Making long-term leases a thing of the past, Knotel designs, builds, and operates custom spaces for enterprises, so they can focus on building the future. Founded in 2016, Knotel has raised $100 million in funding, and was named a Business Insider Top 50 Startup and New York's Hottest New Workspace Model. Knotel’s member network includes companies like Starbucks, Cheddar, and King. Visit knotel.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYCR’s most recent Annual Report on Form 10-K and NYCR’s most recent Form 10-Q, as such Risk Factors may be updated from time to time in subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYCR undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Contacts:

Investor Relations

info@ar-global.com

(866) 902-0063

1 If these five new leases had commenced in Q2 2018, they would have increased occupancy at 9 Times Square as of June 30, 2018 from 74.4% to 89.1%. LW Hospitality and Greater NY Dental Meeting were both existing tenants as of June 30, 2018, the occupancy shown here is calculated net of their existing occupied space as of June 30, 2018.

2 Based on annualized straight-line rent calculated using the lease terms of the five new leases.